Confidential

May 30, 1997


Mr. Edward M. Stern
President and Chief Operating Officer
Consolidated Hydro, Inc.
680 Washington Boulevard
5th Floor
Stamford, CT 06901

Dear Mr. Stern:

      This letter confirms the understanding and agreement (the "Agreement") with Consolidated Hydro, Inc. and its subsidiaries (the "Company"), concerning the engagement of Houlihan Lokey Howard & Zukin, Inc. ("Houlihan Lokey"). This letter amends and restates the letter agreement dated December 11, 1996 between the Company and Houlihan Lokey.

      1. Engagement: Houlihan Lokey has and is being retained to provide financial advisory services for the Company in connection with the analysis, design, formulation and execution of a financial restructuring plan which is subject to approval by the Company. Houlihan Lokey is hereby engaged to render financial advisory and investment banking services to the Company in relation to the areas described herein.

      Houlihan Lokey has completed its due diligence and analysis with regard to evaluating the Company's financial restructuring alternatives, its business plans, and the Company's values under various restructuring plans and capital structures. We have recommended to the Company and its Board of Directors a restructuring plan and have assisted the Company in negotiating a proposed restructuring plan (the "Transaction"). The primary terms of such plan have been agreed to among the Company, an unofficial committee representing the Company's 12% Senior Discount Notes (the "Noteholders"), and a majority of the holders of each of the Company's Series F, H and G preferred stocks. The restructuring plan is expected to be executed through a prepackaged or pre-negotiated Chapter 11 plan.

      2. Exclusive Agreement: For the term of this Agreement, Houlihan Lokey shall be the Company's exclusive financial advisor with respect to a potential corporate



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Mr. Edward M. Stern
Consolidated Hydro, Inc.
May 30, 1997






restructuring and shall be compensated on the terms described herein. This Agreement is terminable upon 30 days written notice by the Company and may not be terminated by Houlihan Lokey prior to December 31, 1997 except as provided below. Unless otherwise terminated, this Agreement will terminate upon the earliest of (i) June 30, 1998, and (ii) the consummation of a Transaction.

      In the event the Company becomes a debtor under the Bankruptcy Code, the effectiveness of this Agreement and the payments required hereunder, will be subject to approval of the bankruptcy court as is further set forth in paragraph
7. If the requisite bankruptcy court approval is not promptly obtained, Houlihan Lokey shall have the option to terminate the Agreement, upon written notice to the Company, and shall be entitled to be reimbursed by the Company for the fees and expenses reasonably incurred prior to the bankruptcy court's determination to the extent allowed by the bankruptcy court.

      3.    Fees and Expenses:

      The Company has paid Houlihan Lokey an initial fee of $200,000 for services rendered up through January 14, 1997. For services rendered from January 14, 1997 through May 31, 1997, the Company has agreed to pay Houlihan Lokey a fee of $1.2 million on or before June 10, 1997. From June 1, 1997 through the earlier of a Chapter 11 consummation or October 31, 1997, the Company shall pay Houlihan Lokey a fee of $60,000 per month; thereafter, if Houlihan Lokey continues to be retained the fee payable to Houlihan Lokey shall be $30,000 per month. Monthly fees are payable in advance in cash. Additionally, Houlihan Lokey shall be entitled to monthly reimbursement of reasonable out-of-pocket expenses incurred in connection with the services to be provided under this Agreement. Monthly fees plus reimbursement of reasonable and documented out-of-pocket expenses, are due upon the 1st of each month to Houlihan Lokey at the address above, Attention: Donald V. Smith.

      Out-of-pocket expenses shall include, but not be limited to, all reasonable travel expenses, duplicating charges, computer and research charges, attorney fees, messenger services and long-distance telephone calls incurred by Houlihan Lokey in connection with the services to be provided to the Company. However, in the event that such expenses exceed $5,000 in any calendar month, Houlihan Lokey shall obtain written approval from the Company for



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Mr. Edward M. Stern
Consolidated Hydro, Inc.
May 30, 1997






incurring such expenses. The Company agrees not to unreasonably withhold or delay its approval to incur such expenses.

      The fees payable to Houlihan Lokey pursuant to this Agreement are for the various advisory services described herein, including without limitation providing testimony in a Chapter 11 case (if necessary) and to the extent Houlihan Lokey is requested by the Company to perform any financing or other investment banking services not contemplated by this Agreement, such fees shall be mutually agreed upon by Houlihan Lokey and the Company in writing, in advance and shall be in addition to the fees described above.

      4. Company Information: The Company understands that Houlihan Lokey will not be responsible for independently verifying the accuracy of the information provided by the Company (the "Information") and shall not be liable for inaccuracies in any Information provided by or on behalf of the Company to Houlihan Lokey. The Company will use reasonable efforts to assure that all Information supplied to Houlihan Lokey by or on behalf of the Company will, as of its respective dates, be accurate and complete in all material respects. Furthermore, the Company will reasonably cooperate with Houlihan Lokey in all phases of its financial advisory services.

      5. Indemnification: If any party to the Agreement brings an action based on the Agreement, the prevailing party shall be entitled to reasonable expenses therefor, including, but not limited to, reasonable attorneys' fees and court costs. In addition, the Company agrees to indemnify and hold Houlihan Lokey harmless against any losses, claims, damages or liabilities incurred by Houlihan Lokey in connection with or arising out of the services which are the subject of the Agreement, including the offering or sale of securities or assets by the Company, and which services have been provided prior to the receipt by Houlihan Lokey of the notice of termination of the Agreement. The Company agrees to reimburse Houlihan Lokey for any reasonable legal, investigation and preparation expenses or other expenses as incurred in connection with investigating or defending against any loss, claim, damage, liability, or expense or any action, proceeding or investigation in respect thereof. However, the Company shall not be liable under the foregoing indemnity and



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Mr. Edward M. Stern
Consolidated Hydro, Inc.
May 30, 1997





reimbursement Agreement to Houlihan Lokey in respect of any loss, claim, damage, liability or expense to the extent it is judicially determined that such loss, claim, damage or liability resulted, in whole or in part, from the gross negligence, fraud, willful misconduct or lack of good faith of Houlihan Lokey.

      The above reimbursement and indemnity obligations of the Company shall be in addition to any liability the Company may otherwise have; shall extend upon the same terms and conditions to the shareholders, directors, officers, partners, employees, agents and controlling persons (if any) of Houlihan Lokey; and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Houlihan Lokey.

      The obligations of Houlihan Lokey are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement or any person relying on the services provided hereunder. If any action or proceedings shall be brought or asserted against Houlihan Lokey in respect to which indemnity may be sought from the Company, Houlihan Lokey shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Houlihan Lokey and the payments of all expenses. Houlihan Lokey shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Houlihan Lokey unless (a) the Company has agreed to pay the reasonable fees and expenses of such counsel or (b) the Company shall have failed promptly to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to Houlihan Lokey in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both Houlihan Lokey and the Company and Houlihan Lokey believes, in the exercises of its business judgement, that the joint representation of the Company and Houlihan Lokey may result in a conflict of interest (in which case, if Houlihan Lokey notifies the Company in writing that it elects to employ separate counsel at the expense of the Company provided the fees and expenses of such counsel are



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Mr. Edward M. Stern
Consolidated Hydro, Inc.
May 30, 1997






reasonable, the Company shall not have the right to assume the defense of such action of proceeding on behalf of Houlihan Lokey).

      6. Confidentiality. The Company may, from time to time, propose or be requested to disclose (and has already disclosed) to Houlihan Lokey or its directors, officers, agents, employees, representatives, advisors, Affiliates, and Associates (as such capitalized terms are defined in Regulation 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) all such persons being hereinafter collectively referred to as "Representatives") certain proprietary, confidential, and/or material non-public information (the "Confidential Information"). "Confidential Information" includes without limitation, all information, data, reports, analyses, computations, statistics compilations, studies, schedules, interpretations, projections, forecasts, records, notes, memoranda, summaries, and other documents and materials (whether prepared by the Company or Houlihan Lokey, or otherwise, and in whatever form maintained, whether documentary, computerized or otherwise) that contain or otherwise reflect information provided by or on behalf of the Company.

      Houlihan Lokey agrees that it (a) shall treat all Confidential Information as confidential, (b) shall not disclose or allow disclosure to any other entity of any portion of the Confidential Information, (c) shall take all reasonable lawful measures and actions to cause its Representatives to adhere to the confidentiality provisions herein, and (d) shall use the Confidential Information only for purposes of providing services described in the Agreement; provided that restrictions (a), (b), and (c) shall not apply to any Confidential Information which (i) is or becomes generally available to the public other than as a result of disclosure which is prohibited hereunder by Houlihan Lokey, its Representatives, or (ii) was available to Houlihan Lokey on a non-confidential basis prior to the receipt of such Confidential Information, provided that the source such information was not known by the recipient thereof or of any of its Representatives, after reasonable inquiry of the source and the Company, to be bound by a confidentiality agreement with or other contractual, legal, or fiduciary obligation of confidentiality to the Company or



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Mr. Edward M. Stern
Consolidated Hydro, Inc.
May 30, 1997






any of its subsidiaries or affiliates with respect to such material.

      In the event that Houlihan Lokey or its Representatives are requested to or become legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Houlihan Lokey shall (and shall direct its Representatives to) provide the Company promptly with written notice of such request(s) so that the Company may seek a protective order or other appropriate remedy and/or waives compliance with the provisions hereof. In the event that such protective order or other remedy is not obtained prior to the time the Confidential Information is required to be disclosed, or that the Company waives compliance with the provisions hereof, Houlihan Lokey agrees that it shall furnish (and shall direct its Representatives to furnish) only that portion of the Confidential Information in which is legally required and Houlihan Lokey shall use its reasonable best efforts to obtain reliable assurance that the confidential treatment will be accorded to that portion of the Confidential Information which is being disclosed.

      After Houlihan Lokey's engagement expires by its terms or is otherwise terminated upon the request of the Company, Houlihan Lokey shall (and shall cause its Representatives to) promptly deliver to the Company or destroy the Confidential Information and all copies thereof, except for that portion of the Confidential Information which consists of data, analyses statistics, compilations, studies, schedules, notes, or other documents prepared by Houlihan Lokey or its Representative. That portion of the Confidential Information which consists of data, analyses, statistics, compilations, studies, schedules, notes, or other documents prepared by Houlihan Lokey or its Representatives shall be retained by Houlihan Lokey and shall be kept confidential and subject to the terms hereof indefinitely, or shall be destroyed at the request of the Company. Such destruction if any, shall be confirmed promptly in writing to the Company.

      Although the Company will endeavor to include the Confidential Information on all such information known to it which it reasonably believes to be relevant to the performance by Houlihan Lokey of financial advisory services



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Mr. Edward M. Stern
Consolidated Hydro, Inc.
May 30, 1997






to the Company pursuant to the Agreement, Houlihan Lokey understands and agrees that neither the Company nor its Representative(s) make any representation or warranty, expressed or implied, as to the accuracy or completeness of the Confidential Information and (b) shall have any liability whatsoever to Houlihan Lokey, or, its representatives, relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom. Without limiting the generality of the foregoing, the Confidential Information may include certain statements, estimates, and projections with respect to the Company's anticipated future performance. Such statements, estimates, and projections reflect various assumptions made by the Company concerning anticipated results, which assumptions may or may not prove to be correct. No representations are made as to the accuracy of such assumptions, statements, estimates, or projections. The Company acknowledges that Houlihan Lokey will not be responsible for independently verifying the accuracy of the Confidential Information.

      7. Bankruptcy Court Approval: In the event the Company commences a case under Chapter 11 of the Bankruptcy Code, this Agreement is subject to the entry of an order of the United States bankruptcy court having jurisdiction over the Chapter 11 case approving the retention of Houlihan Lokey pursuant to the terms hereof. The Debtor shall use its best efforts to obtain authorization of the retention of Houlihan Lokey pursuant to sections 327 and 328 of the Bankruptcy Code on the terms and provisions in this Agreement. The order approving the Agreement and authorizing the retention shall be acceptable to Houlihan Lokey in its sole reasonable discretion.

      8. Entire Agreement: This Agreement represents the entire Agreement between the parties and may not be modified except in a writing signed by both parties and supercedes the letter agreement dated December 11, 1996. This Agreement shall be governed by the laws of the State of New York. This Agreement may be executed in counterparts, each of which shall constitute an original. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

      9. Survival: The provision of paragraphs 2 and 3, relating to Houlihan Lokey's fees and transaction rights,



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Mr. Edward M. Stern
Consolidated Hydro, Inc.
May 30, 1997






and paragraph 5, relating to indemnification, shall survive any termination of this Agreement.

      10. Other Matters: If this letter correctly sets forth our Agreement on the matters covered herein, please so indicate by signing and returning the enclosed copy of this letter and signing and retaining the duplicate we are enclosing for your records. Upon execution by both parties, this letter will constitute a legally binding Agreement between the Company and Houlihan Lokey.
















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Mr. Edward M. Stern
Consolidated Hydro, Inc.
May 30, 1997





We trust the foregoing terms and provisions are agreeable to you, and request that you sign and return the enclosed copy of this Agreement to Houlihan Lokey.



HOULIHAN LOKEY HOWARD & ZUKIN, INC.


By:   /s/ Donald V. Smith
      -------------------------------
      Donald V. Smith
      Managing Director



CONSOLIDATED HYDRO, INC.


By:   /s/ Edward M. Stern
      -------------------------------
      Edward M. Stern
      President and Chief Operating Officer



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